Exhibit 3.2


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                          REPUBLIC FIRST BANCORP, INC.

                           A Pennsylvania Corporation

                                    ARTICLE I
                                    ---------
                                  SHAREHOLDERS
                                  ------------

                  Section 1. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held on a date fixed from time to time by the Board of Directors. An annual meeting may be held at any place in or out of the Commonwealth of Pennsylvania as may be determined by the Board of Directors and as shall be designated in the notice of the meeting and at the time specified by the Board of Directors. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Corporation's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") or these By-Laws, as they may be amended from time to time.

                  Section 2. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Articles of Incorporation, may be held at any place within the United States, and may be called at any time (a) by the Chairman of the Board, (b) by the Board of Directors or (c) at the request in writing of shareholders entitled to cast at least twenty (20%) percent of the votes entitled to be cast at the meeting upon payment by such shareholders to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such shareholders by the Secretary of the Corporation); provided, however, that special meetings of shareholders of the Corporation which have as their purpose a change in control of the Corporation, amendment to these By-Laws or an amendment of the Corporation's Articles of Incorporation may only be called by a majority of the Board of Directors of the Corporation. Notwithstanding the foregoing, unless requested by shareholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of the shareholders need not be called at the request of shareholders to consider any matter that is substantially the same as a matter voted on at any meeting of the shareholders held during the preceding twelve (12) months. A written request shall state the purpose or purposes of the proposed meeting.

                  Section 3. Notice of Meetings. Written or printed notice stating the time and place of every meeting of the shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Secretary of the Corporation to each shareholder of record entitled to vote at the meeting, by placing the notice in the mail at least ten
(10) days, but not more than sixty (60) days, prior to the date designated for the meeting addressed to each shareholder at his address appearing on the books of the Corporation or supplied by the shareholder to the Corporation for the purpose of notice. The notice of any meeting of shareholders may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the Board of Directors may select. Notice of any meeting of shareholders shall be deemed waived by any shareholder who attends the meeting in person or by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

                  Section 4. Quorum. Except as otherwise provided by statute or by the Corporation's Articles of Incorporation, the presence at a meeting in person or by proxy of shareholders of the Corporation entitled to cast at least a majority of the votes entitled to be cast at such meeting shall constitute a quorum at a meeting of the shareholders. Except as otherwise provided by statute or by the Corporation's Articles of Incorporation, all questions to be decided at any meeting shall be decided by majority vote of the shares so represented in person or by proxy at the annual meeting and entitled to vote. In the absence of a quorum, the shareholders present in person or by proxy at the meeting, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting from time to time as provided in Section 5 of this Article I until a quorum shall be present in person or by proxy. The shareholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum present and voting at such meeting. The absence from a meeting of shareholders representing such number of shares making it impossible to meet any greater quorum requirement imposed by the laws of the Commonwealth of Pennsylvania or other applicable statute, the Corporation's Articles of Incorporation or these By-Laws for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon the other matter or matters.


REPUBLIC FIRST BANCORP | 86

                  Section 5. Adjournment. Any meeting of the shareholders may be adjourned from time to time and for such period as the shareholders present and entitled to vote shall direct, without notice other than by announcement at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present, any action may be taken that could have been taken at the meeting originally called.

                  Section 6. Organization. At every annual meeting of the shareholders, the Chairman of the Board, or in his absence or inability to act or at the request of the Chairman, the President, or in his absence or inability to act, a Vice President, or in the absence or inability to act of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by the shareholders, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting.

                  Section 7. Order of Business.   The order of business at all
meetings of the shareholders shall be as determined by the chairman of the meeting.

                  Section 8. Voting. Except as otherwise provided by statute or the Corporation's Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the shareholders to one (1) vote for every share of stock standing in his name on the records of the Corporation as of the record date determined pursuant to Section 9 of this Article I.

                  Each shareholder entitled to vote at any meeting of shareholders may authorize another person or persons to act for him by a proxy signed by the shareholder or his attorney-in-fact. Such proxy shall be authorized by an instrument in writing, or by a transmission permitted by law, filed in accordance with the procedure established for the meetings. Any copy, facsimile, telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used provided that such copy, facsimile, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law. A proxy shall not re revoked by the death or incapacity of the maker unless, before the authority is exercised or the vote counted, written notice of the death or incapacity is given to the secretary of the corporation. (R)

                  Proxies solicited on behalf of management shall be voted as directed by the shareholders or, in the absence of such direction, as determined by the Board of Directors.

                  Section 9. Fixing Record Date of Voting. The Board of Directors may set a record date for the purpose of determining shareholders entitled to vote at any meeting of the shareholders or any adjournment thereof or, (subject to the provisions of Article IV, Section 6 of these By-Laws) for any other proper purpose. Such record date in any case shall be not more than ninety (90) nor fewer than ten (10) days before the date of the particular action to be taken.

         All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to vote at such meeting and any adjournment thereof.

                  Section 10. Inspectors. The Board of Directors may, in advance of any meeting of shareholders, point one (1) or three (3) inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors prior to the convening of the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. Unless otherwise prescribed by the Board, the inspectors shall: determine the number of shares outstanding and the voting power of each share; the number of shares represented at the meeting; the existence of a quorum and the validity and effect of proxies; receive votes, ballots or consents; hear and determine all challenges and questions arising in connection with the right to vote; count and tabulate all votes, ballots or consents; determine the result thereof, and, do those acts as are proper to conduct the election of vote with fairness to all shareholders. Upon request of the chairman of the meeting or any shareholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. Inspectors need not be shareholders of the Corporation.

                  Section 11. Shareholder Proposals. At all Annual Meetings of shareholders commencing after the Annual Meeting of Shareholders to be held in 1996, if any, shareholder proposals with respect to an annual meeting shall be made in compliance with the provisions of Rule 14a-8 of the Securities Exchange Act of 1934, as amended ("Rule 14a-8"). With respect to a Special Meeting of shareholders, shareholder proposals must be stated in writing and filed with the secretary of the Corporation not later than the close of business on the seventh
(7th) day following the day on which notice of


                                                    REPUBLIC FIRST BANCORP | 87
such Special Meeting is first given to shareholders. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

                  Section 12. Action By Unanimous Consent. At all Annual Meetings of shareholders commencing after the Annual Meeting of Shareholders to be held in 1996, if any, shareholders of the Corporation shall not be entitled to take action by means of a unanimous written consent.



                                   ARTICLE II
                                   ----------

                               BOARD OF DIRECTORS
                               ------------------

                  Section 1. General Powers. Except as otherwise provided in the Corporation's Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the shareholders by law, by the Corporation's Articles of Incorporation or by these By-Laws.

                  Section 2. Number and Term. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office; provided, however, that the number of directors shall in no event be fewer than five (5) nor more than twenty-five
(25). The Board of Directors shall be divided into three classes as nearly equal as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually. Any vacancy created by an increase in directors may be filled in accordance with Section 6 of this Article II. No reduction in the number of directors shall have the effect of moving any director from office prior to the expiration of his term unless the director is specifically removed pursuant to Section 5 of this Article II at the time of the decrease. A director need not be a citizen of the United States or a resident of the Commonwealth of Pennsylvania but must be a shareholder of the Corporation at the commencement of his term.

                  Section 3. Standard of Care; Justifiable Reliance. A director shall stand in a fiduciary relation to the corporation and shall perform his or her duties as a director, including duties as a member of any committee of the board upon which the director may serve, in good faith, in a manner the director reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

                           (a) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented.

                           (b) Counsel, public accountants or other persons as to matters, which the director reasonably believes to be within the professional or expert competence of such person.

                           (c) A committee of the board upon which the directors does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if the director has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted.

                  Section 4. Nomination by Shareholders. At all Annual Meetings of shareholders commencing after the Annual Meeting of Shareholders to be held in 1996, if any, any stockholder who desires to propose nominees to the Board of Directors must provide for the receipt of a written notice of the intention to nominate a person or persons for election as directors by the Secretary of the
Corporation: (i) with respect to an election to be held at any annual meeting of shareholders in accordance with the provision of Rule 14a-8, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh (7th) day following the day on which notice of such meetings is first given to shareholders.

         The notice is required to contain: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by



REPUBLIC FIRST BANCORP | 88
the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated or intended to be nominated, by the Board of Directors of the Corporation; and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of any meeting of shareholders to elect directors and the Board of Directors may refuse to recognize the nomination of any person not made in compliance with the foregoing.

                  Section 5. Resignation. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, upon its formal acceptance by the Board of Directors. Other than as provided herein, acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise. When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

                  Section 6. Removal of Directors. Subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed from office for cause by the affirmative vote of the holders of at least 75% of the combined voting power of all classes of capital stock entitled to vote in the election of directors.

                  The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within sixty (60) days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the Board of Directors.

                  Section 7. Vacancies. Any vacancies in the Board of Directors, whether arising from death, resignation, removal or any other cause except an increase in the number of directors, shall be filled by a vote of the majority of the Board of Directors then in office even though that majority is less than a quorum. A majority of the entire Board may fill a vacancy that results from an increase in the number of directors. In the event that at any time a vacancy exists in any office of a director that may not be filled by the remaining directors, a special meeting of the shareholders shall be held as promptly as possible and in any event within sixty (60) days, for the purpose of filling the vacancy or vacancies. Any director elected or appointed to fill a vacancy shall hold office for the balance of the term then remaining and until a successor has been chosen and qualifies or until his earlier resignation or removal.

                  Section 8. Place of Meetings. Meetings of the Board may be held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting.

                  Section 9. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the time and place determined by the Board of Directors.

                  Section 10. Special Meetings. Special meetings of the Board of Directors may be called by a majority of the Board or by the Chairman of the Board.

                  Section 11. Organizational Meeting. The organizational meeting of each newly elected Board of Directors shall be held as soon as practicable after the meeting of shareholders at which the directors were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of shareholders. If not so held, notice shall be given as hereinafter provided for special meeting of the Board of Directors.

                  Section 12. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, unless otherwise provided herein. Subject to the control of the Board of Directors, the Chairman of the Board shall have general charge of the business and affairs of the Corporation. In the absence or inability of the Chairman of the Board to act, a majority of the Board of Directors shall designate the person or persons to preside at meetings of Shareholders and the Board of Directors.

                  Section 13. Notice of Special Meetings. Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Each notice shall state the time and place of the meeting and shall be delivered to each director, either personally, by courier or by telephone or other standard form of telecommunication, at least twenty-four (24) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, and mailed at least two (2) days before the day on which the meeting is to be held.


                                                    REPUBLIC FIRST BANCORP | 89

                  Section 14. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver or notice that is filed with the records of the meeting or who shall attend the meeting.

                  Section 15. Quorum and Voting. A majority of the members or the entire Board of Directors shall be present in person at any meeting of the Board so as to constitute a quorum for the transaction of business at the meeting, and except as otherwise expressly required by statute, the Corporation's Articles of Incorporation, these By-Laws, or any applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting to another time and place until a quorum shall be present. Notice of the time and place of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

                  Section 16. Organization. The Board of Directors shall designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, or at the Chairman's request, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.

                  Section 17. Committees. The Board of Directors may designate one (1) or more committees of the Board of Directors including, but not limited to, an Executive Committee, Audit Committee, Compensation Committee and Nominating Committee, each consisting of two (2) or more directors. To the extent provided in the resolution creating such committees, and permitted by law, the committee or committees shall have and may exercise the powers of the Board of Directors in the management and conduct of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and provide those minutes to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of the absent member.

                  Section 18. Written Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

                  Section 19. Telephone Conference. Members of the Board of Directors or any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

                  Section 20. Compensation. Each director shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting. Directors who are also officers of the Corporation and/or any of its subsidiaries shall not receive compensation in consideration of their services as a director.



                                   ARTICLE III

                         OFFICERS, AGENTS AND EMPLOYEES
                         ------------------------------

                  Section 1. Number and Qualifications. The officers of the Corporation shall be a Chief Executive Officer or Officers, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one (1) or more Vice Presidents and may also appoint any other officers, offices, agents and employees as it deems necessary or proper. Any two (2) or more offices may be held by the same person, except the offices of President and Vice President, but, unless otherwise authorized by the Board of Directors or an executive committee thereof, no officer shall execute, acknowledge or verify any instrument in more than one (1) capacity. Officers shall be elected by the Board of Directors each year at its organizational meeting held after the annual meeting of shareholders and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as provided in these By-Laws. The Board of Directors may from time to time elect, or delegate to the Chairman of the Board or the President the power to appoint, such officers (including, but not limited to, one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents



REPUBLIC FIRST BANCORP | 90
as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.



                  Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its formal acceptance by the Board of Directors. Other than as specifically provided herein, the acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

                  Section 3. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Directors. Removal shall be without prejudice to the person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

                  Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office that shall be vacant, in the manner prescribed in these By-Laws, for the regular election or appointment to the office.

                  Section 5. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors or a designated committee thereof, but this power may be delegated to any officer with respect to other officers under his control.

                  Section 6. Bonds or Other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in an amount and with any surety or sureties as the Board may require.

                  Section 7. President. The President shall have the powers and perform the duties that the Board or the Chairman of the Board may from time to time prescribe.

                  Section 8. Vice President. Each Vice President shall have the powers and perform the duties that the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

                  Section 9. Treasurer. Unless otherwise designated by the Board of Directors or an executive committee thereof, the Treasurer shall be the Chief Financial Officer and Chief Accounting Officer of the Corporation. Subject to the provisions of any contract that may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation's funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants, in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except those that may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President.

                  Section 10.       Secretary.  The Secretary shall:

                  (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board and the shareholders;

                  (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

                  (c) be custodian of the records and the seal of the corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

                  (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

                  (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.


                                                     REPUBLIC FIRST BANCORP | 91

                  Section 11. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may provisionally confer the powers or duties, or any of them, of such officer upon any other officer or upon any director.

                                   ARTICLE IV
                                   -----------
                                      STOCK
                                      -----

                  Section 1. Stock Certificates. Each holder of stock of the Corporation shall be entitled, upon specific written request to such person as may be designated by the Corporation, to have a certificate or certificates, in a form approved by the Board, representing the number of shares of stock of the Corporation owned by him; provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar was still in office at the date of issue.

                  Section 2. Books of Account and Record of Shareholders. There shall be kept at the principal executive office of the Corporation correct and complete books and records of account of all the business and transactions of the Corporation. There shall be made available, upon the request of any shareholder, in accordance with Pennsylvania law, a record containing the number of shares of stock issued during a specified period not to exceed twelve (12) months and the consideration received by the Corporation for each such share.

                  Section 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder of the shares, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of shareholders as the owner of the share or shares for all purposes, including, with limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

                  Section 4. Regulations. The Board of Directors may make any additional rules and regulations, not consistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

                  Section 5. Lost, Destroyed or Mutilated Certificates. The holder of any Certificate representing shares of stock of the Corporation shall immediately notify the Corporation of its loss, destruction or mutilation and the Corporation may issue a new certificate of stock in the place of any certificate issued by it that has been alleged to have been lost or destroyed or that shall have been mutilated. The Board may, in its discretion, require the owner (or his legal representative) of a lost, destroyed or mutilated certificate to give to the Corporation a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the Commonwealth of Pennsylvania.

                  Section 6. Fixing of Record Date for Dividends, Distributions, etc. The Board may set, in advance, a date for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the shareholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the shareholders of record at the time so set shall be entitled to receive such dividend, distribution, allotment, rights or interests. Such record date shall not be more than ninety (90) days or fewer than ten (10) days before the date of the particular action to be taken.

REPUBLIC FIRST BANCORP | 92

                  Section 7. Information to Shareholders and Others. Any shareholder of the Corporation or his agent may inspect, during the Corporation's usual business hours, the Corporation's By-Laws, minutes of the proceedings of its shareholders, annual statements of its affairs and voting trust agreements on file at its principal office.


                                    ARTICLE V
                                    ---------

                          INDEMNIFICATION AND INSURANCE
                          -----------------------------

                  Section 1. Scope of Indemnification. The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the act that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

                  (1) where such indemnification is expressly prohibited by applicable law;

                  (2) where the conduct of the indemnified representative has been finally determined pursuant to Section 6 or otherwise:

                            (i) to constitute willful misconduct or recklessness
within the meaning of 15 Pa.C.S. 513(b) and 1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

                            (ii) to be based upon or attributable to the receipt
by the indemnified representative from the corporation of a personal benefit to which the indemnified representative is not legally entitled; or

                            (iii) to the extent such indemnification has been
finally determined in a final adjudication pursuant to Section 6 to be otherwise unlawful.

                  (3) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of
Section 16(b) of the Securities Exchange Act of 1934;

                  (4) expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by directors' liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer;

                  (5) amounts paid in settlement of any proceeding without the written consent of the corporation or;

The Board of Directors of the corporation is hereby authorized, at any time by resolution, to add to the above list of exceptions from the right of indemnification, but any such additional exception shall not apply with respect to any event, act or omission which has occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the corporation.

                  If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

                  The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

                  For purposes of this Article:

                  (1) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee, or agent of the corporation, or at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

                  (2) "indemnified representative" means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the Board of Directors of the corporation (which may, but not, include any person serving at the request of the corporation, as a director, officer, employee, agent,


                                                    REPUBLIC FIRST BANCORP | 93
         fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise):

                  (3) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense, of any nature (including, without limitation, attorneys' fees and disbursements); and

                  (4) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

                  (5) "to the fullest extent permitted by applicable law" means the maximum extent permitted by public policy, common law or statute. Any person covered by this Article may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person's option (i) on the basis of the applicable law on the date this Article was approved by shareholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of event or events giving rise to the proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification or advancement or reimbursement of expenses is sought.

                  (6) The corporation shall have the right to appoint the attorney for an indemnified representative provided such appointment is not unreasonable under the circumstances.

                  Section 2. Proceedings Initiated By Indemnified Representatives. Notwithstanding any other provision of this Article, the corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to a reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 6 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

                  Section 3. Advancing Expenses. The corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 1 or the initiation of or participation in which is authorized pursuant to Section 2 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 6 that such person is not entitled to be indemnified by the corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

                  Section 4. Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to void ability.

                  Section 5. Payment of Indemnification. An indemnified representative shall be entitled to indemnification within thirty (30) days after a written request for indemnification has been delivered to the Secretary of the corporation.

                  Section 6. Arbitration. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the corporation, the second of whom shall be selected by the indemnified representative and third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator or if the arbitrators selected by the corporation and the indemnified representative cannot agree on the selection of the third arbitrator with thirty (30) days after such time as the

REPUBLIC FIRST BANCORP | 94
corporation and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof.

                  The corporation shall reimburse an indemnified representative for the expenses (including attorneys' fees and disbursements) incurred unsuccessfully prosecuting or defending such arbitration.

                  Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 7.01(a)(2) in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.

                  Section 7. Contribution. If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

                  Section 8. Mandatory Indemnification of Directors, Officers, Etc. To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in 15 Pa.C.S. 1741 or 1742 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

                  Section 9. Optional Indemnification. The corporation may, to the fullest extent permitted by applicable law, indemnify and advance or reimburse expenses for, persons in all situations other than that covered by this Article.

                  Section 10. Contract Rights; Amendment or Repeal. All rights under this Article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

                  Section 11. Scope of Article. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

                  Section 12. Reliance of Provisions. Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights provided in this Article.

                  Section 13. Interpretation. The provisions of this Article are intended to constitute By-Laws authorized by 15 Pa.C.S. 513 and 1746.



                                   ARTICLE VI
                                   ----------
                                      SEAL
                                      -----

The seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, the words "Corporate Seal" and "Commonwealth of Pennsylvania" and any emblem or device approved by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced, or by placing the word "(seal)" adjacent to the signature of the authorized officer of the Corporation.



                                   ARTICLE VII
                                   -----------
                                   FISCAL YEAR
                                   -----------

                                                    REPUBLIC FIRST BANCORP | 95

                  Section 1. Fiscal Year. The Corporation's fiscal year shall be fixed by the Board of Directors from time to time.



                                  ARTICLE VIII
                                  ------------
                                    DIVIDENDS
                                    ---------

                  Dividends upon any class of shares of the capital stock of the Corporation may be declared as provided by and subject to the restrictions contained in the laws of the Commonwealth of Pennsylvania and the Articles of Incorporation of the corporation, as the same or either of them may be amended from time to time, but only as and when and of the character and to the amount that the Board of Directors of the Corporation may from time to time deem advisable and only in the manner contemplated herein.



                                   ARTICLE IX
                                   ----------
                                EMERGENCY BY-LAW
                                ----------------

                  In the event of an emergency declared by the President of the United States or the person performing his functions, the officers and employees of this Corporation will continue to conduct the affairs of the Corporation under such guidance from the directors as may be available except as to matters which by statute require specific approval of the Board and subject to conformance with any governmental directives during the emergency. The Board shall have the power, in the absence of disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such office's power and duties to any other officer, or to any director, for the time being. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of this Corporation by its directors and officers as contemplated by these By-Laws, any three or more available members of the then incumbent Executive Committee shall constitute a quorum of that committee for the full conduct and management of the affairs and business of the Corporation in accordance with this emergency By-Law. In the event of the unavailability, at such time, of a minimum of three members of the then incumbent Executive Committee, any three available directors shall constitute the management of the affairs and business of the corporation in accordance with the foregoing provisions of this section. This section shall be subject to implementation by resolutions of the Board passed from time to time for that purpose, and any provision of these By-Laws other than this section and any resolutions which are contrary to the provisions of this section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this section that it shall be to the advantage of this Corporation to resume the conduct and management of its affairs and business under all of the other provisions of these By-Laws. During an emergency resulting in any authorized place of business of this Corporation being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the location heretofore mentioned, as may be designated by the Board or by the Executive Committee or by such persons as are then, in accordance with resolutions adopted from time to time by the Board dealing with the exercise of authority in the time of such emergency, conducting the affairs of this Corporation. Any temporarily relocated place of business of this Corporation shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.



                                    ARTICLE X
                                    ---------
                                   AMENDMENTS
                                   ----------

                  These By-Laws may be amended or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, or by the vote of shareholders holding at least seventy-five (75%) percent of the total aggregate outstanding shares of the Corporation's capital stock, at an annual or special meeting called for such purpose.


REPUBLIC FIRST BANCORP | 96